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                                                                   Exhibit 10.19

                             MECH Financial, Inc.

                          MECH STOCKHOLDER AGREEMENT


     This STOCKHOLDER AGREEMENT, dated as of December 1, 1999, is entered into by and among Webster Financial Corporation, a Delaware corporation ("Webster"), and the stockholders of MECH Financial, Inc., a Connecticut corporation ("MECH"), identified on Schedule I hereto (collectively, the "Stockholders"), who are directors, executive officers or other affiliates of MECH (for purposes of Rule 145 under the Securities Act of 1933, as amended, and for purposes of qualifying the Merger (defined below) for "pooling-of-interests" accounting treatment).

     WHEREAS, Webster and MECH have entered into an Agreement and Plan of Merger, dated as of December 1, 1999 (the "Agreement"), which is conditioned upon the execution of this Stockholder Agreement and which provides for, among other things, the merger of MECH with and into Webster, in a stock-for-stock transaction (the "Merger"); and

     WHEREAS, in order to induce Webster to enter into and consummate the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his or her capacity as a stockholder of MECH.

     NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Ownership of MECH Common Stock. Each Stockholder represents and warrants that the number of shares of MECH common stock, par value $.01 per share ("MECH Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of MECH Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

     2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

        (a) Such Stockholder shall, at any meeting of the holders of any or all classes or series of MECH Common Stock called for the purpose (or in connection with any action taken by written consent), vote or cause to be voted all shares of MECH Common Stock with respect to which such Stockholder has voting power (including the power to vote or to direct the voting of) whether owned as of the date hereof or hereafter acquired in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement.

        (b) Such Stockholder shall not sell, pledge, transfer or otherwise dispose of his or her shares of MECH Common Stock unless advised by KPMG that such sale, pledge, transfer or other disposition will not jeopardize the pooling-of-interest accounting treatment in the Merger.

        (c) Such Stockholder shall not in his or her capacity as a stockholder of MECH directly or indirectly encourage or solicit, initiate or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Webster or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities
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not in the ordinary course of business, sale of shares of capital stock or similar transaction involving MECH or otherwise inconsistent with the Agreement or the transactions contemplated thereby. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of MECH.

        (d) Such Stockholder acting as a Stockholder and not as a director shall use his or her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by the Agreement.

        (e) Such Stockholder shall not, prior to the public release by Webster of an earnings report to its stockholders covering at least 30 days of operations after consummation of the Merger (the "Restricted Period"), sell, pledge (other than the replacement of a pledge existing on the date hereof of MECH Common Stock), transfer or otherwise dispose of the shares of Webster common stock, par value $.01 per share (the "Webster Common Stock"), to be received by him or her for his or her shares of MECH Common Stock upon consummation of the Merger.

        (f) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of Webster Common Stock received in exchange for MECH Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended. Such Stockholder acknowledges and agrees that any shares of Webster Common Stock received in the Merger or otherwise will include appropriate legends as to the restrictions set forth in this Agreement and under applicable federal securities laws.

     3. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

     4. Notices. Notices may be provided to Webster and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

     5. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

     6. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

     7. Headings. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

     8. Regulatory Approval. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

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                             SIGNATURE PAGE FOLLOWS

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     IN WITNESS WHEREOF, Webster, by a duly authorized officer, and each of the
Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

WEBSTER FINANCIAL CORPORATION


By:   /s / James C. Smith
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      Chairman and Chief Executive Officer
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STOCKHOLDERS:

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                                  SCHEDULE I

                                            Number of Shares of MECH Common
Name and Address of Stockholder             Stock Beneficially Owned
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